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                                                                    EXHIBIT 99.4

                     EXCLUSIVE PRODUCT DISTRIBUTION AGREEMENT

THIS EXCLUSIVE PRODUCT DISTRIBUTION AGREEMENT ("Agreement") is made effective as of the date set forth on the signature page hereof (the "Effective Date") by and between CampaMed, LLC ("Supplier"), a limited liability company with its principal place of business located at 437 Madison Avenue, 39th Floor, New York, NY 10022, and Garra Sciences, Inc. ("Distributor"), whose principal place of business is located at 21436 North 20th Avenue, Phoenix, Arizona, 85027.

                                    RECITALS

A. Supplier has created or has rights to certain products known as the "Campamed Product Line" (as hereinafter defined), which are proprietary to Supplier.

B. Distributor desires that Supplier appoint Distributor as Supplier's exclusive distributor throughout the world with respect to the distribution and sale of the Campamed Product Line to potential purchasers.

C. Supplier desires to so appoint Distributor as Supplier's exclusive distributor, all in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of their mutual promises set forth below and other valuable consideration, the parties agree as follows:


SECTION 1.     SCOPE OF AGREEMENT

1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

         (a) CAMPAMED PRODUCT LINE or PRODUCTS refer to any and all nutritional supplement products presently manufactured or purchased by or for Supplier and/or any subsidiaries or affiliates thereof, including (but not limited to) those which incorporate multiple vitamin, mineral, and herbal supplements, digestive enzymes, electrolytes, antioxidants, cellular energy compounds, fatty acids, nucleic acids, amino acids, and any form of the C-Med 100 nutritional supplement.

         (b) CONTRACT YEAR means any given twelve month period ending on an anniversary of the Effective Date.


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         (c)      LICENSE refers to the exclusive distribution license granted to Distributor by Supplier pursuant to Section 1.2.

         (d) UNIT shall mean one (1) standard unit of shipment of a particular Product. "Unit" shall not refer to the individual Product dose, but to a single package of multiple doses.

         (e) DEFAULT refers to a reasonable determination on the part of either party hereto that the other party is not meeting a specific obligation of such party as set forth in this Agreement or the Joint Venture Agreement.

         (f) SPECIFICATIONS refers to the specific formulary listing the ingredients (active and inert) of any Product.

         (g) JOINT VENTURE AGREEMENT refers to that certain Joint Venture Agreement for the formation of Distributor to which Supplier is a party.

1.2 EXCLUSIVE LICENSE. Supplier hereby grants Distributor an exclusive right and license to be Supplier's exclusive distributor throughout the World with respect to the distribution and sale of the Products through any and all distribution channels established by Distributor. The License granted hereby shall continue indefinitely unless assigned or terminated pursuant to the provisions of Section 8.1 hereof. Upon termination of this License for any reason, all rights granted herein shall immediately revert to Supplier.

         (a) SCOPE: The License confers upon Distributor the exclusive right to purchase the Products directly from Supplier, and to distribute those Products through Distributor's distribution channels throughout the world, and extends to all Products and/or proprietary technologies of Supplier. Supplier further grants Distributor the right to sublicense distribution rights within specific geographic areas throughout the world (for which commission payments shall be due pursuant to Section 1.21(d)); provided, however, that Distributor shall not grant any rights to third party distributors that are not contemplated by the License. No license is granted to prepare, make, or have made derivative products based on the licensed CampaMed Product Line.

                  (i) ASSUMPTION OF EXISTING SALES AGREEMENTS: Distributor shall assume the obligations, liabilities, and benefits of Supplier's existing and/or contemplated contracts for the sale or distribution of Supplier's C-Med 100 Product (subject to the provisions set forth in such contracts), irrespective of the date of execution of such contract, in accordance with the intent and purpose of the exclusive License granted herein. In addition, Distributor shall assume all other contracts for the sale or distribution of other elements of the CampaMed Product Line as soon as those markets are deemed serviceable by Distributor as determined by Distributor's Board of Directors (such assumption not to be


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                  unreasonably withheld, provided, however that such agreements are, in fact assignable or assumable in accordance with their terms). Following the execution of this Agreement, Supplier shall inform Distributor of all future sales inquiries.

         (b) LICENSE TO ENHANCEMENTS AND FUTURE PRODUCTS: The License granted herein shall automatically extend to include any enhancements of the existing Campamed Product Line, and Distributor shall have the right of first refusal to purchase and distribute any new Products on an exclusive basis that are added to the Campamed Product Line following the execution of this Agreement, for so long as the License is in effect.

         (c) LICENSE TERMINATION: The License granted hereby shall automatically terminate upon the voluntary or involuntary dissolution of Distributor. Upon such termination, the License and all rights granted to Distributor in connection therewith shall revert to Supplier, including any Intellectual Property rights developed in connection with such License.

         (d) COMMISSION FOR SUBLICENSES: The License granted to Distributor contemplates the right to grant sublicenses for distribution of the CampaMed Product Line within specific geographic areas throughout the world. Upon the receipt of the negotiated fee associated with any such sublicense, Distributor shall pay Supplier a cash commission equivalent to 8% of the sublicense fee received by Distributor. The commission shall be limited to sublicense fees, and not on products sold pursuant to the sublicense.

1.3 INDEPENDENT CONTRACTORS. Neither party shall, for any purpose, be deemed to be an agent of the other party and the relationship between the parties shall only be that of independent contractors.

1.4 NO OTHER TERMS AND CONDITIONS. The parties acknowledge and agree that any terms and conditions of any purchase order, sales acknowledgement or other document submitted to the other by either party which conflict with the terms and conditions of this Agreement shall be of no force or effect, and the terms and conditions hereof control and supersede such conflicting documents and any course of conduct or usage of the trade inconsistent with any of the terms and conditions hereof.

SECTION 2.     PURCHASE AND SALE OF PRODUCT

2.1 PURCHASE AND SALE. Subject to the terms and conditions set forth herein, Supplier agrees to sell and Distributor agrees to purchase Products in accordance with Distributor's purchase orders and this Agreement. In this regard:

         (a) Distributor agrees to purchase and direct delivery of a minimum of $1.5 million worth of Products for each of the first two Contract Years (the "Minimum


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                  Purchase Requirement"). The Minimum Purchase Requirement is
                  calculated based upon a sale price of the C-Med 100 product of $160 USD/kilo, with 9,375 kilos to be purchased during the course of each Contract Year (781 kilos per month). Supplier and Distributor agree to an initial purchase order of 6,250 kilos to be submitted following the execution of this Agreement. Further product prices and minimum orders are set forth in Exhibit "A" attached hereto and by this reference incorporated herein.

         (b) Distributor and Supplier shall agree in writing to minimum purchase requirements for the third, fourth, and fifth Contract Years ninety (90) days prior to the commencement of each Contract Year. Should the parties fail to come to an agreement as to the minimum purchase requirement for any given year following the first two Contract Years, the minimum purchase requirement for that year shall reflect an increase of no less than ten percent (10%) over the minimum purchase requirement in effect for the previous contract year.

         (c) The foregoing Minimum Purchase Requirement will be satisfied for any given Contract Year if Distributor's aggregate purchase of Product units equals or exceeds the Minimum Purchase Requirement for that Contract Year. Notwithstanding the foregoing, it is understood and agreed that Distributor shall purchase not less than fifty percent (50%) of the Minimum Purchase Requirement during the first six (6) months of each Contract Year. If Distributor fails to meet or exceed the foregoing minimum purchase requirement in any given Contract Year, then, as Supplier's sole remedy, Supplier may elect, by written notice to Distributor (i) to terminate this Agreement or (ii) to make non-exclusive for all purposes the sales and distribution rights granted Distributor by Section 1.2.

         (d) Unless otherwise agreed, the minimum order quantity is as set forth in Exhibit "A."

         (e) All Products will be sold under Supplier's trademarks and tradenames only, using Supplier's trade dress, and Supplier will retain all proprietary rights in and to the same.

2.2 PURCHASE ORDERS AND FORECASTS. Upon execution of this Agreement, Distributor shall provide Supplier with an initial eight (8) months firm purchase order (at 781 kilos per month or 6250 total kilos) for the purchase of Products and a forecast of its Product requirements for the last four (4) months of the Contract Year on a monthly basis commencing in the ninth (9th) month of the first Contract Year. Continuing thereafter, Distributor will provide Supplier, on or before the last day of each calendar month during the term of this Agreement, an additional firm purchase order for Products for the third full calendar month thereafter and a revised or supplemental forecast of Product requirements for the fourth (4th) through ninth (9th) months thereafter (unless the term hereof is shorter), it being the intent that in general


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         Distributor will provide three (3) months purchase orders and six (6)
         months forecasts on a rolling monthly basis during the term of this Agreement. Distributor's purchase orders for a given month, in order to be conforming, must specify only delivery dates during that month. Distributor's forecasts are non-binding, but shall be Distributor's reasonable best estimate of its future Product requirements.

2.3 ACCEPTANCE OF PURCHASE ORDERS. Within ten (10) days of receipt of a purchase order from Distributor, Supplier may request in writing a modification of the Product designations, quantities, delivery dates, and special shipment instructions specified thereon. Supplier's failure to request a modification or to reject a purchase order within the ten
         (10) day period shall be deemed an acceptance thereof. Upon actual or deemed acceptance of a purchase order by Supplier, a binding contract for the sale and purchase of Product shall exist between Supplier and Distributor in accordance with this Agreement and Distributor's purchase order. If Supplier requests modification of any of the aforementioned terms of Distributor's purchase order, then Distributor shall have ten (10) days following receipt of the request to accept or reject Supplier's modifications. If Distributor does not respond or object to Supplier's request within ten (10) days of receipt, the modifications specified thereon shall be deemed accepted by Distributor. Upon Distributor's actual or deemed acceptance of purchase order modifications by Supplier, a binding contract for the sale and purchase of Products shall exist between Supplier and Distributor in accordance with this Agreement and Distributor's purchase order as so modified. The foregoing modification procedure shall apply only with the regard to Product designations, quantities, delivery dates, and special shipment instructions. With respect to all other terms, Supplier and Distributor agree that the terms and conditions of this Agreement shall apply to the sale of Product hereunder and cannot be modified or amended except as provided in Section 12.8.

2.4 NON-CONFORMING ORDERS. Supplier will use reasonable commercial efforts to fill non-conforming purchase orders for Products in accordance with Distributor's requests.

2.5 SHIPMENT. Supplier will ship Product to Distributor to the delivery destination(s) specified in Distributor's purchase orders. Supplier shall arrange prepaid insured common carrier transportation of the Products in accordance with Distributor's instructions, at Distributor's expense. Supplier may not undership or overship by more than ten percent (10%) without Distributor's prior written consent.

2.6 DELIVERY, TITLE AND RISK OF LOSS. For purposes of this Agreement, delivery to or on behalf of Distributor will occur when the Products are placed in the possession of the common carrier by Supplier. Title and risk of loss or damage with respect to the Products shall pass to Distributor upon delivery by Supplier to one common carrier.


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2.7      PACKAGING FOR SHIPMENT. Unless otherwise agreed in advance, all
         Products shall be packed by Supplier as Supplier reasonably deems appropriate to minimize risk of loss or damage in transit.


SECTION 3.    PRICES AND PAYMENT

3.1 PRICE. The prices for the Products (including volume discounts) for the first twelve (12) months of this Agreement (the first "contract year") are as set forth on Exhibit A and by this reference incorporated herein. Prices do not include applicable sales or use taxes and shipping & handling costs (freight and insurance), which shall be separately stated on Supplier's invoices and born by Distributor.

3.2 PRICE CHANGES. The prices set forth on Exhibit A shall be revised annually, on or before the start of each Contract Year, to reflect any increase or decrease in manufacturing costs for the Products reasonably projected by Supplier for the next Contract Year (in each case, determined in accordance with generally accepted accounting principles, consistently applied), with the first pricing review occurring ten (10) months after the Effective Date of this Agreement. Price changes are not effective unless mutually agreed to in writing (agreement not to be unreasonably withheld if consistent with this Section 3.2). Prices may also be subject to change immediately following the imposition of any material cost increase associated with the manufacture of the Products, with the change being effective immediately following Supplier's demonstration of any material cost increase to the reasonable satisfaction of Distributor. All such manufacturing cost increases shall be factored into an increased Product price to maintain the C-Med 100 price structure established by this Agreement.

         (a) AUDITS: In the event Supplier indicates an intent to increase the price of any Product, upon the written request of Distributor, Supplier shall provide Distributor with an audited financial statement of Supplier's finances for the preceding year. Such audited financial statement shall be prepared at Distributor's expense. In addition, to validate the necessity of the requested price increase, Distributor's representatives shall have the right, during ordinary business hours and with reasonable prior notice, to inspect Supplier's books and records as they pertain to this Agreement.

3.3 TAXES. Distributor shall be responsible for all VAT, sales, use and other similar taxes applicable to Product supplied under this Agreement, unless Distributor provides written proof of exemption.

3.4 PAYMENT. Supplier shall issue invoices for Product on or after the date of shipment. Payment shall be due within thirty (30) days from the date of invoice. A late charge at the rate of one and one-half percent (1 -1/2%) per month or the highest rate allowed


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         by law, whichever is lower, shall be applied to the total invoice price for payments not received within thirty (30) days after the date of invoice. Supplier reserves the right to refuse shipment on any new invoice when payment is more than thirty (30) days past due for a previous invoice, until such previous invoice is paid in full.


SECTION 4.     SPECIFICATIONS, QUALITY CONTROL, ACCEPTANCE

4.1 SPECIFICATIONS. Subject to Section 4.3, Supplier shall produce copies of the Products in all material respects in accordance with their Specifications and all applicable federal, state and local laws and regulations.

4.2 SPECIFICATION CHANGES. Supplier reserves the right to change the Specifications by written notice to Distributor. If Distributor objects to any Specification change proposed by Supplier, then the parties will consult in good faith to resolve their differences and Supplier will not implement the change without Distributor's consent (not to be unreasonably withheld).

4.3 QUALITY ASSURANCE. Supplier shall be responsible for ensuring that the Products meet Supplier's internal quality assurance tests and procedures prior to shipment hereunder. Upon request, Supplier will provide Distributor with written certification by a responsible supervisory employee of Supplier that the requirements of this Section
         4.3 have been met.

4.4 ACCEPTANCE. Products shipped hereunder shall be subject to acceptance by Distributor within fifteen (15) days of receipt. Distributor shall promptly inform Supplier of any Product rejected as non-conforming and at Supplier's request shall return non-conforming Products to Supplier, at Supplier's risk of loss and expense. Products as to which no rejection has occurred within fifteen (15) days shall be deemed accepted.

SECTION 5.     WARRANTY, DISCLAIMER, LIMITATION

5.1 PRODUCT WARRANTY. Supplier warrants to Distributor that the Products purchased hereunder shall be free from all defects in materials, workmanship, and packaging and shall conform in all material respect to the Specifications, provided the Product in question has been stored and used in accordance with ordinary industry practices and conditions.

5.2 REMEDIES. In the event that a Product does not comply with the product warranty set out in Section 5.1 and such non-conforming Product is returned to Supplier within the warranty period by Distributor freight prepaid, Supplier will replace such non-conforming Product at no additional charge to Distributor; the replaced Product will be returned to Distributor, freight prepaid.


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5.3      DISCLAIMER OF WARRANTIES. The foregoing express warranties are limited to Supplier and are not transferable and are in lieu of any other warranty by Supplier with respect to Products furnished hereunder. SUPPLIER GRANTS NO OTHER WARRANTY, EITHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

5.4 LIMITATION OF LIABILITY. EXCEPT AS PROVIDED FOR IN SECTION 6, SUPPLIER SHALL IN NO EVENT BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATING TO THE SALE OR USE OF ITS PRODUCTS, WHETHER OR NOT SUPPLIER HAS ADVANCE NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. IF SUPPLIER BREACHES ANY PROVISION OF THIS AGREEMENT, SUPPLIER'S SOLE AND EXCLUSIVE MAXIMUM LIABILITY, WHETHER BASED IN CONTRACT, TORT, OR OTHERWISE, SHALL NOT IN ANY EVENT EXCEED THE CONTRACT PRICE FOR THE PARTICULAR PRODUCTS.


SECTION 6.     INDEMNIFICATION

6.1 SUPPLIER INDEMNIFICATION: Supplier hereby agrees to indemnify and hold harmless Distributor, including its affiliates, subsidiaries, successors, assigns, officers, directors, agents, and employees, from and against any and all liabilities, damages, losses, expenses, claims, demands, suits, fines, or judgments (including, but not limited to, reasonable attorneys' fees, expert witness costs, court costs, and expenses) that may at any time be threatened against, suffered by, accrued against, charged to, or recoverable against Distributor in any forum by reason of any alleged defect in the CampaMed Product Line, including (but not limited to) a failure to design, manufacture, and label the Products accordance with applicable federal, state, and local regulations; Supplier's failure to obtain or maintain all permits and licenses required under law in relation to the manufacture of the Products or this Agreement, any trademark disputes that may arise pursuant to use of trademarks as set forth in Section 9.8, and any financial loss, injuries or death of persons or loss of, damage to, or destruction of property (including loss of use thereof) arising directly out of the distribution of Supplier's products by or through Distributor (including any punitive and/or exemplary damages associated with such claims). With the exception of any liability to Distributor for personal injury or death caused by Supplier's negligence, Supplier's liability under this Agreement shall not exceed the total dollar amount received by Supplier in connection with the sale of Products to Distributor determined as of the time of claim for indemnification.


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SECTION 7.     PROPRIETARY INFORMATION

7.1 PROTECTION OF PROPRIETARY INFORMATION. Supplier and Distributor agree to keep in confidence and not disclose to others all knowledge, information and data furnished to either by the other party and claimed by the other party to be proprietary, provided such information is given in writing or, if oral, is reduced to writing within thirty (30) days and such writing is marked to indicate the claims of ownership and/or secrecy. Supplier and Distributor agree that neither shall use, nor reproduce for use in any way, any proprietary information of the other except in furtherance of the relationship set forth herein. Supplier and Distributor agree to protect the proprietary information of the other with the same standard of care and procedures used by each to protect its own proprietary information of similar importance but at all times using at least a reasonable degree of care.

7.2 LIMITATIONS. Section 7.1 shall not be applicable and shall impose no obligation on a party with respect to any portion of proprietary information which:

         (a) Was at the time received or which thereafter becomes, through no act or failure on the part of such party, generally known or available to the public;

         (b) Is known to such party at the time of receiving such information as evidenced by documentation then rightfully in the possession of either party;

         (c) Is furnished to others by the other party without restriction of disclosure;

         (d) Is thereafter rightfully furnished to such party by a third party without restriction by that third party on disclosure; or

         (e) Has been disclosed pursuant to the requirements of law or court order without restrictions or other protection against public disclosure; provided, however, that the other party shall have been given a reasonable opportunity to resist disclosure and/or to obtain a suitable protective order.

7.3 SURVIVAL. The covenants of confidentiality set forth herein shall survive and continue and be maintained from the Effective Date hereof until three (3) years after termination of this Agreement.


SECTION 8.     TERM AND TERMINATION

8.1 TERM. The initial term of this Agreement shall commence upon the Effective Date and shall continue for a period of five (5) Contract Years (the "Initial Term"). Thereafter, this Agreement shall be automatically renewed for successive one (1) year terms unless terminated by either party by ninety (90) days written notice given on or before the commencement of any renewal term.


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8.2      TERMINATION. Notwithstanding the effective period of this Agreement as set forth in this Section 8, this Agreement shall terminate immediately upon the termination of the Joint Venture Agreement. In addition, the parties may mutually agree in writing to the early termination of this Agreement at any time during the effective period hereof.

8.3 DEFAULT: The occurrence of any one or more of the following events shall constitute an event of default (the "Event of Default") pursuant to the terms of this Agreement:

         (a) Any party fails to timely, fully, and properly perform any material covenant, agreement, obligation, term, or condition contained herein or within the Joint Venture Agreement, and such failure continues for a period of thirty (30) days after receipt by the defaulting party of written notice thereof from the other party.

         (b) Any party: (i) ceases to do business; (ii) takes any action or otherwise commences legal proceedings to declare bankruptcy, or to wind-up, liquidate, dissolve, or reorganize (other than a reorganization while solvent), or (iii) has appointed on its behalf a receiver, trustee, or similar officer.

8.4 RIGHTS UPON DEFAULT: Upon the occurrence of an Event of Default, the non-defaulting party shall have the right to: (i) terminate this Agreement and all rights granted hereunder; (ii) retain a third party to take on the responsibilities of the defaulting party as set forth herein until the default is cured; and/or (iii) seek all legal and equitable remedies to which it is entitled, including without limitation all actual and direct damages it may have suffered by virtue of the breach.


SECTION 9.     MISCELLANEOUS PROVISIONS

9.1 NOTICES: Any notice or communication required under this Agreement to be made to either party shall be typewritten in English and shall be considered delivered when personally delivered, delivered by registered mail with confirmed receipt (postage prepaid), or delivered by overnight courier to the address of the party as set forth above. A notice sent by facsimile transmission shall be deemed to have been delivered on transmission provided that a copy of such notice was also sent via registered mail with confirmed receipt.

9.2 TITLES AND CAPTIONS: All article and section titles or captions in this Agreement are for convenience only. They shall not be deemed a part of this Agreement, and in no way define, limit, extend, or describe the scope or intent of any of its provisions.

9.3 BINDING EFFECT: This Agreement shall be binding upon and inure to the benefit of the Parties and their successors, legal representatives, and permitted assigns.


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9.4      ENTIRE AGREEMENT: This Agreement constitutes the entire agreement between the parties hereto, and supersedes all prior and contemporaneous agreements, arrangements, negotiations, and understandings between the parties hereto relating to the subject matter hereof. There are no other understandings, statements, promises or inducements, oral or otherwise, contrary to the terms of this Agreement. No representations, warranties, covenants, or conditions, express or implied, whether by statute or otherwise, other than as set forth herein have been made by any party hereto.

9.5 NO WAIVER: No waiver of any term, provision, or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or shall constitute, a waiver of any other provision hereof, whether or not similar, nor shall any such waiver constitute a continuing waiver, and no waiver shall be binding unless executed by the party making such waiver.

9.6 PARTIES IN INTEREST: Nothing in this Agreement (whether express or implied) is intended to confer upon any person other than the parties hereto and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement, nor is anything in this Agreement intended to relieve or discharge the liability of any other party hereto, nor shall any provision hereof give any entity any right to subrogation against any party.

9.7 RELATIONSHIP: The relationship between the parties shall be limited to the performance of the terms and conditions of this Agreement. Nothing herein shall be construed to create a general partnership, joint venture, or other arrangement between the parties, or to authorize any party to act as a general agent for another, or to permit any party to bind another other than as set forth in this Agreement, or to borrow money on behalf of another party, or to use the credit of any party for any purpose.

9.8 BRANDING: Either party may use the other's logos, trademarks, tradenames, and trade dress for advertising purposes with prior written approval, which shall not be unreasonably withheld. No mark of supplier may be placed upon products not manufactured or otherwise supplied by Supplier. No party may make any unauthorized claims with regard to the other party's products; any such unauthorized claims shall absolve the other party of any liability in connection therewith

9.9 COUNTERPARTS: This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.10 INVALIDITY OF PROVISIONS: If any provisions of this Agreement is or becomes wholly or partly invalid, illegal, or unenforceable:


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         (a)      The validity, legality, and enforceability of the remaining provisions shall continue in force unaffected, and

         (b) The parties shall meet as soon as possible and negotiate in good faith upon a replacement provision that is legally valid and that as nearly as possible achieves the objectives of the Agreement and produces an equivalent economic effect. A replacement provision shall apply as of the date that the replaced provision had become invalid, illegal, or unenforceable.

9.11 TRANSACTION EXPENSES: Each party shall pay its own fees and expenses (including legal and accounting fees) incident to the preparation and execution of this Agreement.

9.12 FORCE MAJEURE: Neither party shall be liable to the other in the event and to the extent that performance is delayed or prevented by any cause reasonably beyond such party's control, including, but not limited to, acts of God, public enemies, war, civil disorder, fire, flood, explosion, labor disputes, or any acts or orders of any governmental authority, inability to obtain supplies or materials (including, without limitation, computer hardware) or any delay or deficiency caused by the electrical or telephone line suppliers or other common carriers (herein referred to as "Force Majeure"). A party's failure to perform due to the existence of a Force Majeure event shall be excused only for so long as the Force Majeure event continues.

9.13 GOVERNING LAW/ARBITRATION: This Agreement shall be construed and governed in accordance with the laws of the United States and the State of New York. Any controversy or claim arising out of or relating to this agreement shall be determined by arbitration in accordance with the International Arbitration Rules of the International Arbitration Association. The number of arbitrators shall be three (3) and the place of arbitration shall be New York City, New York, and the language of the arbitration shall be in English. Arbitration proceedings shall take no more than three (3) days, and no party shall be entitled to conduct discovery in connection with any such arbitration.

9.14 FURTHER DOCUMENTS: The parties agree to execute such other documents as may be necessary to effectuate the purposes of this Agreement as set forth above.

         IN WITNESS WHEREOF, the parties have executed the Agreement as of the date last written below.

CAMPAMED, LLC                       GARRA SCIENCES, INC.


BY:                                 BY:
   ----------------------------        ----------------------------------------

NAME: DR. RONALD PERO               NAME: DR. RONALD PERO
      -------------------------           -------------------------------------

TITLE:   PRESIDENT                        TITLE: CHAIRMAN
      ----------------------------              --------------------------------

DATE:  JUNE 12, 2001                      DATE:    JUNE 12, 2001
     -----------------------------             ---------------------------------

                                    EXHIBIT A

                                 PRODUCT PRICES


                          MINIMUM QUANTITY                    PRICE
C-MED 100 BULK:           100 KG

C-MED NZ:                 TO BE DETERMINED

NICOPLEX:                 100 KG

THIOL TEST:               10 TESTS

NOTE: The agreements granting Supplier rights to the Nicoplex and Thiol Test products are in process of finalization. Therefore, this Agreement, as pertains to those products, is subject to the final execution of those agreements.


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